SUBSCRIPTION AGREEMENT

     This Subscription Agreement (this "Agreement") is made as of December 20, 2005 by and between HALLADOR PETROLEUM COMPANY, a Colorado corporation (the "Corporation") and YORKTOWN ENERGY PARTNERS VI, L.P. ("Subscriber").

     1.  Subscription.

           (a) Subscriber hereby subscribes for 1,893,169 shares (the "Shares") of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), at a subscription price of $2.20 per share (the "Per Share Subscription Price"), for a total subscription price of $4,164,971.80 (the "Total Subscription Price").

           (b) The closing of the sale and purchase of the Shares will take place in the offices of Morgan, Lewis & Bockius LLP, 300 S. Grand Avenue, Suite 2200, Los Angeles, California 90071 at 10:00 a.m. local time on such date within five (5) business days of the date hereof as agreed to by the Corporation and Subscriber, or such later date and time as the Corporation and Subscriber agree (the "Closing"). At the Closing,
(i) the Corporation will deliver to Subscriber a copy of this Agreement countersigned by the Corporation, and (ii) Subscriber will pay the Total Subscription Price to the Corporation by wire transfer of immediately available funds to an account designated by the Corporation to Subscriber in writing. Subject to the Closing, the Corporation shall cause its transfer agent to issue a certificate representing the Shares in the name of Subscriber and to deliver such certificate to Subscriber at the address set forth on the signature page hereto, within five (5) business days after the date on which the Closing occurs.

     2. Acknowledgments. Subscriber hereby acknowledges that Subscriber, either alone or together with Subscriber's advisors (if any), has read, understands and agrees with and to the following:

           (a) AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK; THE CORPORATION MAY NEED ADDITIONAL CAPITAL IN THE FUTURE TO REACH ITS GROWTH OBJECTIVES OR MEET ITS EXPENSES AND THE SHARES MAY LOSE ANY VALUE OR MAY NOT GAIN ANY VALUE; THE SHARES ARE NOT REGISTERED AND MAY NOT BE SOLD EXCEPT IN COMPLIANCE WITH STATE AND FEDERAL SECURITIES LAWS AND REGULATIONS.

           (b) Subscriber acknowledges and agrees that the Corporation may at any time sell shares of its capital stock at a price greater or less than the Per Share Subscription Price pursuant to this Agreement. Subscriber acknowledges and agrees that the Shares may ultimately prove to be worth significantly more or significantly less than Subscriber perceives them to be worth now, and that no representation or warranty is made by the Corporation as to the "fair value" of the Shares or the interest in the Corporation that they represent, either now or in the future.

           (c) The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the representations made by Subscriber in this Agreement. The Corporation is relying upon Subscriber's representations contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

            (d) The Shares are "restricted securities" under applicable federal securities laws and the Securities Act and the rules of the Securities and Exchange Commission provide, in substance, that Subscriber may only dispose of the Shares pursuant to an effective registration statement under the Securities Act or an exemption from such registration if available. The Corporation has no obligation or intention to register any of the Shares under, or to take action so as to permit sales pursuant to, the Securities Act. Accordingly, Subscriber may dispose of the Shares only in certain transactions that are exempt from registration under the Securities Act, including "private placements," in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of Subscriber. Additionally, applicable state securities laws may allow sales of the Shares only if the Shares are registered or the transaction is subject to an applicable exemption. As a consequence, Subscriber must bear the economic risks of an investment in the Shares for an indefinite period of time.

            (e) The certificate(s) evidencing the Shares will bear the following legend, which shall be in addition to any other legends required by law or contract:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
           NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
           1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE
           SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
           REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE
           SECURITIES ACT OF 1933 AND APPLICABLE STATE
           SECURITIES LAWS.

           (f) Neither the Corporation nor any person acting on its behalf has offered or sold the Shares to Subscriber by any form of general solicitation, general or public media advertising or mass mailing.

      3. Representations and Warranties. Subscriber hereby represents and warrants to the Corporation as follows:

           (a) Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Subscriber's part required for the lawful execution and delivery of this Agreement has been taken. Upon the execution and delivery of this Agreement, this Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

          (b) Subscriber has such knowledge, skill and experience in investment financial and business matters that Subscriber is capable of evaluating the merits and risks of the purchase of the Shares and of protecting Subscriber's interests in connection therewith. Subscriber is able to fend for itself in connection with the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment. Subscriber understands that no federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness or advisability of this investment. To the extent that Subscriber has deemed it appropriate to do so, Subscriber has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in the Shares.

          (c) Subscriber, either alone or together with Subscriber's advisors (if any), has made such independent investigation of the Corporation, its management and related matters as Subscriber deems to be, or such advisors (if any) have advised to be, necessary or advisable in connection with an investment in the Shares. Subscriber and Subscriber's advisors (if any) have received all information and data that Subscriber and such advisors (if any) believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Shares.

          (d) Subscriber, either alone or together with Subscriber's advisors (if any), has reviewed Subscriber's financial condition and commitments and, based on such review, Subscriber is satisfied that (i) Subscriber has adequate means of providing for Subscriber's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that Subscriber could bear the risk of loss of Subscriber's entire investment in the Shares, (ii) Subscriber has no present or contemplated future need to dispose of all or any portion of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness, and
(iii) Subscriber is capable of bearing the economic risk of an investment in the Shares for the indefinite future.

           (e) Subscriber is acquiring the Shares for Subscriber's own account, for in vestment only and not with a view to or in connection with any resale or distribution of the Shares, and Subscriber has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the Shares or any interest therein. Subscriber understands that the Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber's representations as expressed herein.

           (f) Subscriber understands that any public market for any of the securities issued by the Corporation is limited and that there is no assurance that an active public market will ever exist for such securities.

           (g) Subscriber is an "Accredited Investor" within the meaning of Rule 501 promulgated under the Securities Act.

           (h) Subscriber is a limited partnership and the office or offices of Subscriber in which its investment decision was made is located at the address or addresses of Subscriber set forth on the signature page hereof.

     4. Covenant. Subscriber hereby agrees to furnish any additional information requested by the Corporation to assure compliance of this transaction with applicable federal and state securities laws, and to make any filings with the Securities and Exchange Commission as may be required of Subscriber pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

      5.  General Provisions.

           (a) Governing Law; Jurisdiction. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

           (b) Successors and Assigns. This Agreement may not be assigned, conveyed or transferred without the prior written consent of the Corporation. Subject to the foregoing, the rights and obligations of the Corporation and Subscriber under this Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The terms and provisions of this Agreement are for the sole benefit of the parties hereto and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

           (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

           (d) Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           (e) Amendment or Waiver. This Agreement may not be amended, and no term or provision of this Agreement may be waived, except upon the written consent of the Corporation and Subscriber.

           (f) Expenses. Each party shall pay all costs and expenses that it ncurs with respect to the negotiation, execution, delivery and performance of the Agreement.

           (g) Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

           (h) Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original, but all of which together shall constitute one instrument. If executed by facsimile, the parties shall subsequently exchange original signed copies by mail or courier service.

                           [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be executed as of the date first written above.


                                           SUBSCRIBER:

                                           YORKTOWN ENERGY PARTNERS VI, L.P.
                                           YORKTOWN ENERGY PARTNERS VI, LP

                                           By:  Yorktown VI Company LP,
                                                its general partner

                                           By:  Yorktown VI Associates LLC,
                                                its general partner


                                           By:
                                              Name:
                                              Title:

                                           Address: 410 Park Avenue
                                                    19th Floor
                                                    New York, NY 10022

                                           E-Mail Address:




                                           FEIN:


                                           CORPORATION:

                                           HALLADOR PETROLEUM COMPANY


                                           By:  /S/VICTOR P. STABIO
                                                PRESIDENT AND CEO










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Signature Page to Subscription Agreement
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Signature Page to Subscription Agreement